Exhibit 23.1

 Consent of Independent Accountants

 We hereby consent to the incorporation by reference in the Prospectus constituting part of Amendment No. 1 to this Registration Statement on Form S-3 of our report dated March 1, 1999, which appears on page 21 of the 1998 Annual Report to Shareholders of Kmart Corporation, which is incorporated by reference in Kmart Corporation's Annual Report on Form 10-K for the year ended January 27, 1999. We also consent to the reference to us under the heading "Experts" in such Prospectus.

 /s/ PricewaterhouseCoopers LLP

 PricewaterhouseCoopers LLP
 Detroit, Michigan
 April 19, 1999